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                                                                      Exhibit 21

                                MOTOROLA, INC.
                         LISTING OF MAJOR SUBSIDIARIES
                                  12/31/1999


Motorola Australia Proprietary Limited                            Australia
Motorola do Brasil LTDA.                                          Brazil
Motorola Canada Limited                                           Canada
Motorola (China) Electronics Ltd.                                 China
Motorola (China) Investment Ltd.                                  China
Motorola International Development Corporation                    Delaware
Motorola Credit Corporation                                       Delaware
Motorola International Network Ventures                           Delaware
Motorola Limited                                                  England
Motorola Electronique Automobile                                  France
Motorola Semiconducteurs S.A.                                     France
Motorola S.A.                                                     France
Motorola G.m.b.H.                                                 Germany
Motorola Finance B.V.                                             Holland
Motorola Asia Limited                                             Hong Kong
Motorola Semiconductor Hong Kong Limited                          Hong Kong
Motorola Israel Limited                                           Israel
Motorola Semiconductor Israel Limited                             Israel
Motorola Israel Information Systems Limited                       Israel
Motorola S.p.A.                                                   Italy
Motorola Japan Limited                                            Japan
Motorola Electronics and Communications, Inc.                     Korea
Appeal Telecom Co., Ltd.                                          Korea
Motorola Malaysia Sdn. Bhd.                                       Malaysia
Motorola Electronics Sdn. Bhd.                                    Malaysia
Motorola de Mexico, S.A.                                          Mexico
Motorola Electronics Pte. Limited                                 Singapore
Motorola South Asia Pte Limited                                   Singapore
Motorola Asia Treasury Pte. Ltd                                   Singapore
Motorola Espana S.A.                                              Spain
Telcel S.A.                                                       Spain
Motorola Electronics Taiwan, Limited                              Taiwan
Motorola Foreign Sales Corporation                                Virgin Islands